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                                                                  EXHIBIT 4.4(b)

            FIRST AMENDMENT TO BONNEVILLE PACIFIC SECURITY AGREEMENT



         This FIRST AMENDMENT TO SECURITY AGREEMENT (this "AMENDMENT"), effective as of February 23, 2001, made by BONNEVILLE PACIFIC CORPORATION, Delaware corporation (the "GRANTOR"), to THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee (the "TRUSTEE") for the holders from time to time (the "HOLDERS") of the Notes (as defined in the Indenture dated as of April 20, 1999 by and among the Company and Trustee (the "INDENTURE")), issued by East Coast Power L.L.C., a Delaware limited liability company (the "COMPANY") under the Indenture referred to below.

                             PRELIMINARY STATEMENTS

         WHEREAS, on April 20, 1999, the Trustee and the Company entered into that certain Indenture, pursuant to which the Company issued certain promissory notes in the aggregate principal amount of $850,000,000.

         WHEREAS, on February 22, 2001, Grantor acquired a membership interest in the Company and, as a condition precedent to Grantor acquiring such membership interest, the Trustee required that the Grantor and Trustee enter into that certain Security Agreement dated as the date of such acquisition (the "SECURITY AGREEMENT").

         WHEREAS, Grantor has converted its membership interests (that are the subject of the Security Agreement) to a new common interest in the Company representing a .99% Sharing Ratio.

         WHEREAS, the Grantor and the Trustee have agreed to amend the Security Agreement to change the description of the membership interests owed by Grantor which are the subject of the Security Agreement.

         NOW THEREFORE, in consideration of the premises and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Trustee agree as follows:

         SECTION 1. Amendments. Schedule I of the Security Agreement is amended by deleting the current Schedule I and interesting in its place the following:



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                                   SCHEDULE I

                                EQUITY INTERESTS

                                                                                     PERCENTAGE OF
                                                                                  OUTSTANDING EQUITY
                    ISSUER                       TYPE OF INTEREST                      INTEREST
                    ------                       ----------------                 ------------------
           East Coast Power L.L.C.       Common Limited Liability Company   Common Limited Liability Company
                                         Membership Interest                Membership Interest representing
                                                                            a .99% Sharing Ratio


         SECTION 2. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 3. Governing Law; Entire Agreement. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment constitutes the entire understanding among the Grantor, the Trustee and the Holders of the Notes with respect to the subject matter hereof and supercedes any prior agreements, written or oral, with respect thereto.

                          [SIGNATURES BEGIN NEXT PAGE]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                       BONNEVILLE PACIFIC CORPORATION



                                       By:    /s/ D. T. Field
                                              ----------------------------------

                                       Name:  D. T. Field
                                              ----------------------------------

                                       Title: Attorney-in-Fact
                                              ----------------------------------





                                       THE BANK OF NEW YORK, as Trustee



                                       By:    /s/ Marybeth Lewicki
                                              ----------------------------------

                                       Name:  Marybeth Lewicki
                                              ----------------------------------

                                       Title: Vice President
                                              ----------------------------------



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